FOR IMMEDIATE RELEASE WARNER BROS. DISCOVERY ANNOUNCES NEW CORPORATE STRUCTURE TO ENHANCE STRATEGIC FLEXIBILITY Company to Comprise Two Industry-Leading Divisions – Global Linear Networks and Streaming & Studios Creates Optionality to Pursue Further Value Creation Opportunities for Both Divisions NEW YORK, December 12, 2024 – Warner Bros. Discovery, Inc. (the “Company”) (Nasdaq: WBD) today announced that its Board of Directors has authorized the Company to implement a new corporate structure designed to enhance its strategic flexibility and create potential opportunities to unlock additional shareholder value. Under this new corporate structure, Warner Bros. Discovery will serve as the parent company for two distinct operating divisions:  Global Linear Networks: A premier linear television business that operates some of the most renowned networks with compelling news, sports, scripted and unscripted programming.  Streaming & Studios: A globally scaled streaming platform and storied film and entertainment studios with a portfolio of the world’s most beloved intellectual property. Warner Bros. Discovery expects the new corporate structure to enhance clarity and focus, with each division positioned to deliver on its specific strategic and operational objectives while executing on initiatives to further key priorities for consolidated Warner Bros. Discovery. Global Linear Networks will focus on maximizing profitability and free cash flow to continue deleveraging, while Streaming & Studios will focus on driving growth and strong returns on increasing invested capital. The new corporate structure will also increase optionality to pursue further value creation opportunities for both divisions in an evolving media landscape. “Since the combination that created Warner Bros. Discovery, we have transformed our business and improved our financial position while providing world class entertainment to global audiences,” said Warner Bros. Discovery President and CEO, David Zaslav. “We continue to prioritize ensuring our Global Linear Networks business is well positioned to continue to drive free cash flow, while our Streaming & Studios business focuses on driving growth by telling the world’s most compelling stories. Our new corporate structure better aligns our organization and enhances our flexibility with potential future strategic opportunities across an evolving media landscape, help us build on our momentum and create opportunities as we evaluate all avenues to deliver significant shareholder value.”

Warner Bros. Discovery expects to start the foundational steps immediately and to complete the implementation of the new corporate structure by mid-2025. In addition, the Company expects to continue to evolve the Board to execute its strategy and drive future shareholder value creation. J.P. Morgan, Evercore, and Guggenheim Securities are serving as financial advisors to Warner Bros. Discovery and Kirkland & Ellis and Wachtell Lipton are serving as legal counsel. ### About Warner Bros. Discovery Warner Bros. Discovery is a leading global media and entertainment company that creates and distributes the world's most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, TNT Sports, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. Forward-Looking Statements Information set forth in this communication, including statements as to the expected timing, completion and effects of implementing a new corporate structure for Warner Bros. Discovery constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to such risks and uncertainties. Forward-looking statements include, without limitation, statements about the benefits of the new corporate structure, including future financial and operating results, the future company plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of WBD management and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the abandonment of the new corporate structure or pursuit of a different corporate structure; risks that any of the other conditions to the new corporate structure may not be satisfied in a timely manner; risks related to potential litigation brought in connection with the new corporate structure; uncertainties as to the timing of the implementation of the new corporate structure; risks and costs related to the new corporate structure, including risks relating to changes to the configuration of WBD’s existing businesses; the risk that implementing the new corporate structure may be more difficult, time consuming or costly than expected; risks related to financial community and rating agency perceptions of WBD and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the implementation of the new corporate structure; failure to realize the benefits expected from the new corporate structure; effects of the announcement, pendency or completion of the new corporate structure on the ability of WBD to retain and hire key personnel and maintain relationships with its suppliers, and on its operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on WBD as it implements the new corporate structure.

Discussions of additional risks and uncertainties are contained in WBD’s filings with the Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. WBD is not under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Contact Media Robert Gibbs (347) 268-3017 robert.gibbs@wbd.com Megan Klein (310) 210-5018 megan.klein@wbd.com Investor Relations Andrew Slabin (212) 548-5544 andrew.slabin@wbd.com Peter Lee (212) 548-5907 Peter.Lee@wbd.com